UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2023

TURTLE BEACH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

001-35465
(Commission File Number)

Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

44 South Broadway, 4th Floor
White Plains, New York 10601
(Address of principal executive offices, including zip code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2023, Turtle Beach Corporation (the “Company”) entered into a Waiver of Replacement Rights Agreement (the “Waiver”) with The Donerail Group LP (“Donerail”), SCW Capital Management, LP (“SCW”) and the other parties named therein (collectively with Donerail and SCW, the “Donerail Group”).

The Company previously entered into a Cooperation Agreement, dated May 13, 2022, with the Donerail Group (the “Cooperation Agreement”).  The Cooperation Agreement provides that Donerail, subject to certain conditions, will maintain certain rights to designate candidates (each a “Replacement Director”) to replace one of its appointees to the Board should any of those appointees cease to serve as a member of the Board during the term of the Cooperation Agreement. The Cooperation Agreement further provides that any Replacement Director shall be appointed to any committee of the Board of which the departing director was a member immediately prior to his/her ceasing to serve on the Board.

As previously announced by the Company, on May 12, 2023, Brian Stech informed the Company that he will not stand for re-election to the Board at the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). Mr. Stech will continue to serve as a director until the expiration of his current term at the 2023 Annual Meeting. Pursuant to the Cooperation Agreement and subject to its terms, Donerail has the right to designate a Replacement Director to replace Mr. Stech at the expiration of his current term as a director and as a member of any committee of the Board on which Mr. Stech serves.

Pursuant to the Waiver, Donerail agreed to waive its right to designate a Replacement Director to replace Mr. Stech, and in lieu of a Replacement Director being appointed to any committee of the Board of which Mr. Stech is a member, William Wyatt shall be appointed to such committees to fill the vacancies resulting from Mr. Stech not standing for re-election.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD.

On June 22, 2023, the Company issued a press release announcing the Waiver. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Waiver of Replacement Rights Agreement, dated June 17, 2023, by and among Turtle Beach Corporation, The Donerail Group LP and the other parties thereto.
99.1	Press release dated June 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  June 22, 2023

TURTLE BEACH CORPORATION
By:	/s/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary